UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2016, Amyris, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with FBR Capital Markets & Co. and MLV & Co. LLC (the “Agents”) under which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $50.0 million from time to time through the Agents, acting as its sales agents, under the Company’s Registration Statement on Form S-3 (File No. 333-203216), effective April 9, 2015. Sales of the Company’s common stock through the Agents, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions at market prices, in block transactions, or as otherwise agreed by the Company and the Agents. The Agents will use commercially reasonable efforts consistent with their normal trading and sales practices. Each time that the Company wishes to issue and sell the Company’s common stock under the Agreement, the Company will notify one of the Agents of the number of shares to be sold, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as the Company deems appropriate. The Company will pay the designated Agent a commission rate of up to 3.0% of the gross proceeds from the sale of any shares of common stock sold through such Agent as agent under the Agreement. The Company has also agreed to reimburse the Agents for certain expenses incurred in connection with entering into the Agreement and has provided the Agents with customary indemnification rights. The Agreement contains customary terms, provisions, representations and warranties.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 2.02. Results of Operations and Financial Condition.

On March 9, 2016, the Company issued a press release announcing the Company’s financial results for its year and fourth quarter ended December 31, 2015. A copy of this press release entitled “Amyris Reports Fourth Quarter and Fiscal Year 2015 Financial Results” is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 to Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed’ for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	At Market Issuance Sales Agreement, dated March 8, 2016, among Amyris, Inc., FBR Capital Markets & Co. and MLV & Co. LLC
99.1	Press release, dated March 9, 2016, entitled “Amyris Reports Fourth Quarter and Fiscal Year 2015 Financial Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: March 9, 2016	By: /s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	At Market Issuance Sales Agreement, dated March 8, 2016, among Amyris, Inc., FBR Capital Markets & Co. and MLV & Co. LLC
99.1	Press release, dated March 9, 2016, entitled “Amyris Reports Fourth Quarter and Fiscal Year 2015 Financial Results”